                                                                    EXHIBIT 99.1

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Flycast Communications Corporation:

We have audited the accompanying consolidated balance sheets of Flycast Communications Corporation and subsidiary (the "Company") as of December 31, 1997 and 1998, and the related consolidated statements of operations, common stockholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. The consolidated financial statements give retroactive effect to the merger of InterStep, Inc. with and into Flycast Communications Corporation on August 30, 1999, which has been accounted for as a pooling-of-interests as described in Note 9 to the consolidated financial statements.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Flycast Communications Corporation and subsidiary at December 31, 1997 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998 in conformity with generally accepted accounting principles.

/s/ DELOITTE & TOUCHE LLP

San Jose, California
October 18, 1999

FLYCAST COMMUNICATIONS CORPORATION

CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Amounts)
================================================================================

                                                                                      1997          1998
                                     ASSETS
CURRENT ASSETS:
  Cash and cash equivalents                                                         $  3,593      $  5,197
  Investments                                                                                          183
  Accounts receivable, net of allowance for doubtful accounts of
      $12 and $178, respectively                                                         531         3,802
  Prepaid expenses and other assets                                                       40           267
                                                                                    --------      --------

           Total current assets                                                        4,164         9,449

PROPERTY AND EQUIPMENT, NET                                                              703         1,945
OTHER ASSETS                                                                              18           108
                                                                                    --------      --------

TOTAL ASSETS                                                                        $  4,885      $ 11,502
                                                                                    ========      ========

               LIABILITIES, MANDATORILY REDEEMABLE PREFERRED STOCK
                    AND COMMON STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
  Accounts payable                                                                  $    361      $  2,561
  Accrued liabilities                                                                     82           375
  Accrued compensation and related expenses                                               63           460
  Notes payable to stockholders                                                           58            62
  Short-term capital lease obligations                                                    31           490
  Short-term debt                                                                                      983
                                                                                    --------      --------

           Total current liabilities                                                     595         4,931

LONG-TERM CAPITAL LEASE OBLIGATIONS                                                       40         1,041
LONG-TERM DEBT                                                                                       3,682
                                                                                    --------      --------

           Total liabilities                                                             635         9,654
                                                                                    --------      --------

MANDATORILY REDEEMABLE PREFERRED STOCK:
  Mandatorily redeemable convertible preferred stock, $0.0001 par value,
  9,904,000 shares authorized:
    Series A, 920,000 shares designated, 911,295 shares issued and
      outstanding in 1997 and 1998 (aggregate liquidation preference $911)               951         1,027
    Series B, 5,500,000 shares designated, 5,324,532 shares issued and
      outstanding in 1997 and 1998 (aggregate liquidation preference $7,082)           7,244         7,824
    Series C, 3,484,000 shares designated, 497,785 shares issued and
      outstanding in 1998 (aggregate liquidation preference $4,500)                                  5,004
                                                                                    --------      --------

           Total mandatorily redeemable preferred stock                                8,195        13,855
                                                                                    --------      --------

COMMON STOCKHOLDERS' EQUITY (DEFICIT):
  Common stock, $0.0001 par value, 20,000,000 shares authorized, 2,827,615
    and 3,132,219 shares issued and outstanding in 1997 and 1998, respectively           247           922
  Common stock options                                                                               2,929
  Deferred stock compensation                                                                       (1,771)
  Notes receivable from stockholders                                                    (227)         (606)
  Accumulated deficit                                                                 (3,965)      (13,481)
                                                                                    --------      --------

           Total common stockholders' equity (deficit)                                (3,945)      (12,007)
                                                                                    --------      --------

TOTAL LIABILITIES, MANDATORILY REDEEMABLE PREFERRED STOCK
    AND COMMON STOCKHOLDERS' EQUITY (DEFICIT)                                       $  4,885      $ 11,502
                                                                                    ========      ========

See notes to consolidated financial statements.

FLYCAST COMMUNICATIONS CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousand, Except Per Share Amounts)
================================================================================

                                                                      Years Ended December 31,
                                                          -------------------------------------------------
                                                             1996                1997                1998
REVENUE                                                    $    123            $    934            $  9,282

COST OF REVENUE                                                   5                 600               6,118
                                                           --------            --------            --------

GROSS PROFIT                                                    118                 334               3,164
                                                           --------            --------            --------

OPERATING EXPENSES:
  Sales and marketing                                           111               1,393               5,228
  Research and development                                      218               1,473               3,010
  General and administrative                                    183                 807               2,216
  Stock-based compensation                                                                            1,158
                                                           --------            --------            --------

           Total operating expenses                             512               3,673              11,612
                                                           --------            --------            --------

OPERATING LOSS                                                 (394)             (3,339)             (8,448)

INTEREST INCOME                                                   1                  95                  98

INTEREST EXPENSE                                                 (2)               (102)               (510)
                                                           --------            --------            --------

NET LOSS                                                   $   (395)           $ (3,346)           $ (8,860)
                                                           ========            ========            ========

ACCRETION OF MANDATORILY
  REDEEMABLE PREFERRED STOCK                                                       (206)               (656)
                                                           --------            --------            --------

LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS                   $   (395)           $ (3,552)           $ (9,516)
                                                           ========            ========            ========

BASIC AND DILUTED LOSS PER SHARE                           $  (0.83)           $  (6.03)           $  (7.26)
                                                           ========            ========            ========

SHARES USED IN BASIC AND DILUTED LOSS PER SHARE                 476                 589               1,311
                                                           ========            ========            ========

PRO FORMA BASIC AND DILUTED LOSS PER SHARE (Note 1)                                                $  (1.25)
                                                                                                   ========

SHARES USED IN PRO FORMA BASIC
   AND DILUTED LOSS PER SHARE (Note 1)                                                                7,589
                                                                                                   ========

See notes to consolidated financial statements.

FLYCAST COMMUNICATIONS CORPORATION

CONSOLIDATED STATEMENTS OF COMMON STOCKHOLDERS' EQUITY (DEFICIT) (In Thousands)
================================================================================

                                              Common Stock                         Deferred
                                        -----------------------      Common          Stock         Notes     Accumulated
                                         Shares         Amount   Stock Options   Compensation   Receivable      Deficit     Total
BALANCE, JANUARY 1, 1996                     475       $     10    $               $            $             $     (18)   $     (8)

ISSUANCE OF COMMON STOCK FOR CASH
  AND NOTES RECEIVABLE                         1            611                                       (16)                      595

NET LOSS                                                                                                           (395)       (395)
                                        --------       --------    --------        --------     ---------     ---------    --------

BALANCE, DECEMBER 31, 1996                   476            621                                       (16)         (413)        192

CONVERSION OF COMMON STOCK TO
  SERIES A PREFERRED STOCK                    (1)          (611)                                       16                      (595)

ISSUANCE OF COMMON STOCK FOR CASH
  AND NOTES RECEIVABLE                     2,284            228                                      (227)                        1

EXERCISE OF COMMON STOCK OPTIONS              68              7                                                                   7

ISSUANCE OF COMMON WARRANTS IN
  CONNECTION WITH ISSUANCE OF DEBT                            2                                                                   2

ACCRETION OF MANDATORILY
  REDEEMABLE PREFERRED STOCK                                                                                       (206)       (206)

NET LOSS                                                                                                         (3,346)     (3,346)
                                        --------       --------    --------        --------     ---------     ---------    --------

BALANCE, DECEMBER 31, 1997                 2,827            247                                      (227)       (3,965)     (3,945)

EXERCISE OF COMMON STOCK OPTIONS             686            492                                      (446)                       46

REPURCHASE OF COMMON STOCK                 (425)            (42)                                       42

PAYMENT ON NOTES RECEIVABLE                                                                            25                        25

ISSUANCE OF COMMON STOCK
    FOR SERVICES                              44             47                                                                  47

COMPENSATORY STOCK ARRANGEMENTS                                        2,929         (2,929)

AMORTIZATION OF DEFERRED STOCK
  COMPENSATION                                                                        1,158                                   1,158

ISSUANCE OF COMMON STOCK OPTIONS
  AND WARRANTS FOR SERVICES                                 178                                                                 178

ACCRETION OF MANDATORILY
  REDEEMABLE PREFERRED STOCK                                                                                       (656)       (656)

NET LOSS                                                                                                         (8,860)     (8,860)
                                        --------       --------    --------        --------     ---------     ---------    --------

BALANCE, DECEMBER 31, 1998                 3,132       $    922    $  2,929        $ (1,771)    $    (606)    $ (13,481)   $(12,007)
                                        ========       ========    ========        ========     =========     =========    ========

See notes to consolidated financial statements.

FLYCAST COMMUNICATIONS CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS ( In Thousands)
================================================================================

                                                                                                       Years Ended December 31,
                                                                                                -----------------------------------
                                                                                                   1996          1997         1998
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                                                                    $ (395)       $ (3,346)    $ (8,860)
Adjustments to reconcile net loss to net cash used in operating activities:
    Depreciation                                                                                $    30       $   204       $   585
    Provision for bad debts                                                                                        12           236
    Loss on sale of property and equipment                                                                                        5
    Stock and warrants issued for services                                                                                      225
    Noncash interest expense                                                                                       71           248
    Stock-based compensation expense                                                                                           1,158
    Changes in operating assets and liabilities:
      Accounts receivable                                                                           (50)         (493)       (3,507)
      Prepaid expenses and other assets                                                              (4)          (54)         (317)
      Accounts payable                                                                               40           321         2,200
      Accrued liabilities                                                                            30           121           694
                                                                                                -------       -------       -------

            Net cash used in operating activities                                                  (349)       (3,164)       (7,333)
                                                                                                -------       -------       -------
CASH FLOWS USED IN INVESTING ACTIVITIES:
  Purchases of property and equipment                                                              (252)         (569)         (132)
  Proceeds from sale of property and equipment                                                                                    4
  Purchases of short term investments                                                                                          (183)
                                                                                                -------       -------       -------
            Net cash used in investing activities                                                  (252)         (569)         (311)
                                                                                                -------       -------       -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from long term debt                                                                                                5,100
  Payments on long term debt                                                                                                   (179)
  Payments on capital leases                                                                                      (28)         (244)
  Proceeds from notes payable to shareholders                                                        19
  Payment on notes payable to shareholders                                                                         (5)
  Proceeds from payment of notes receivable from stockholders                                                      16            25
  Proceeds from issuance of common stock                                                            595             8            46
  Proceeds from issuance of preferred stock                                                                     7,308         4,500
                                                                                                -------       -------       -------

            Net cash provided by financing activities                                               614         7,299         9,248
                                                                                                -------       -------       -------
NET INCREASE IN CASH AND CASH EQUIVALENTS                                                            13         3,566         1,604

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                                       14            27         3,593
                                                                                                -------       -------       -------

CASH AND CASH EQUIVALENTS, END OF PERIOD                                                        $    27       $ 3,593       $ 5,197
                                                                                                =======       =======       =======

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid for interest                                                                                      $    27       $   258
                                                                                                              =======       =======

  Noncash financing and investing activities:
    Purchase of equipment under capital lease                                                                 $   100       $ 1,704
                                                                                                              =======       =======
    Issuance of common stock for notes receivable                                               $    16       $   228       $   446
                                                                                                =======       =======       =======
    Repurchase of common stock for extinguishment of debt                                                                   $    42
                                                                                                                            =======
    Conversion of common stock to preferred stock                                                            $   611
                                                                                                             =======

See notes to consolidated financial statements.

                       FLYCAST COMMUNICATIONS CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Organization - Flycast Communications Corporation ("Flycast") commenced operations on April 14, 1996 (inception). Flycast is a leading provider of Web-based advertising solutions designed to maximize the return on investment for direct response advertisers and e-commerce companies. Flycast is headquartered in San Francisco.

      Basis of Presentation - On August 30, 1999, Flycast completed a merger with InterStep, Inc. ("InterStep") a Massachusetts corporation which commenced operations in 1995. The transaction has been accounted for as a pooling of interests and, accordingly, the consolidated financial statements of the Company for all periods presented have been restated to include the accounts of InterStep (see Note 9). No adjustments were required to conform accounting policies of the entities. There were no significant intercompany transactions requiring elimination for any periods presented.

      Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company performs ongoing credit evaluations of its customers' respective financial conditions, and, generally, requires no collateral from its customers. The Company maintains an allowance for uncollectible accounts receivable based on the expected collectibility of accounts receivable.

      Cash equivalents consist of money market funds and certificates of deposit with original maturities of three months or less at the time of acquisition.

      Investments consist of certificates of deposit with an original maturity date of greater than three months at the time of acquisition. Such investments are considered available for sale and have carrying values which approximate fair value.

      Property and Equipment - Property and equipment are stated at cost. Equipment held under capital leases is stated at the present value of minimum lease payments. Depreciation on property and equipment is calculated on the straight- line method over the estimated useful lives of the assets. Equipment held under capital leases is amortized on the straight-line method over the shorter of the lease term or the estimated useful life of the asset.

      Revenue Recognition - Revenues derived from the delivery of advertising impressions through third-party Web sites and delivery of e-mail content are recognized in the period the advertising impressions or e-mail contents are delivered provided collection of the resulting receivable is probable. Revenues from list management and distribution services are recognized when services have been performed. Amounts payable to third party Web sites for advertisements displayed on such sites are recorded as cost of revenue in the period the advertising impressions or e-mails are delivered.

      Advertising expenses are charged to operations as incurred. Advertising expenses were not significant in 1996 or 1997 and were $634,000 in 1998.

      Research and development expenses are charged to operations as incurred.

      Income Taxes - Deferred tax liabilities are recognized for future taxable amounts, and deferred tax assets are recognized for future deductions, net of a valuation allowance to reduce net deferred tax assets to amounts that are more likely than not to be realized.

      Concentration of Credit Risk - Financial instruments that potentially subject the Company to concentration of credit risk consist of trade receivables. The Company's credit risk is mitigated by the Company's credit evaluation process and the reasonably short collection terms. The Company does not require collateral or other security to support accounts receivable and maintains reserves for potential credit losses.

      Financial Instruments - The Company's financial instruments include cash and cash equivalents, short-term investments, notes receivable from stockholders and long-term debt. At December 31, 1997 and 1998, the fair values of these instruments approximated their financial statement carrying amounts.

      Stock-Based Compensation - The Company accounts for its employee stock option plan in accordance with the provisions of Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees." Accordingly, no accounting recognition is given to stock options granted to employees (including directors) at fair market value until they are exercised. Upon exercise, the net proceeds are credited to stockholders' equity (deficit). Compensation expense is recognized for stock options granted to employees (including directors) at less than fair market value.

      The Company accounts for stock options issued to non-employees in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation" and Emerging Issues Task Force Issue No. 96-18 under the fair value based method.

      Impairment of Long-Lived Assets and Long-Lived Assets To Be Disposed Of - The Company evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets or intangibles may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

      Loss per Common Share - Basic loss per common share excludes dilution and is computed by dividing loss attributable to common stockholders by the weighted average number of common shares outstanding for the period (excluding shares subject to repurchase). Diluted loss per common share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. Common share equivalents are excluded from the computation in loss periods as their effect would be antidilutive.

      Pro Forma Net Loss per Common Share - Pro forma basic and diluted loss per common share is computed by dividing loss attributable to common stockholders by the weighted average number of common shares outstanding for the period (excluding shares subject to repurchase) and the weighted average number of common shares resulting from the assumed conversion of outstanding shares of mandatorily redeemable preferred stock.

      Recently Issued Accounting Standards - In June 1997, the Financial Accounting Standards Board (FASB) issued SFAS No. 130, "Reporting Comprehensive Income," which requires an enterprise to report, by major components and as a single total, the change in its net assets during the period from nonowner sources; and SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information," which establishes annual and interim reporting standards for an enterprise's business segments and related disclosures about its products, services, geographic areas and major customers. The Company had no comprehensive income items to report for the three years in the period ended December 31, 1998. The Company currently operates one reportable segment under SFAS No. 131. Adoption of these statements in 1998 did not impact the Company's financial position, results of operations or cash flows.

      In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which defines derivatives, requires that all derivatives be carried at fair value, and provides for hedge accounting when certain conditions are met. SFAS No. 133 is effective for the Company in fiscal 2001. Although the Company has not fully assessed the implications of SFAS No. 133, the Company does not believe that adoption of this statement will have a material impact on the Company's financial position or results of operations.

2.    PROPERTY AND EQUIPMENT

      Property and equipment as of December 31, 1997 and 1998 consisted of the following (in thousands):

                                                            1997         1998

      Computer equipment and purchased software           $   810       $   904
      Computer equipment under capital lease                  100         1,796
      Furniture, fixtures and office equipment                 29            60
                                                          -------       -------

            Total                                             939         2,760

      Less accumulated depreciation                          (236)         (815)
                                                          -------       -------

      Net                                                 $   703       $ 1,945
                                                          =======       =======

      The accumulated depreciation associated with computer equipment under capital lease was $24,000 and $312,000 at December 31, 1997 and 1998, respectively.

3.    NOTES PAYABLE TO STOCKHOLDERS

      The Company has notes payable to two stockholders, payable on demand, with interest of 6.74%. The outstanding amount as of December 31, 1997 and 1998 is $58,000 and $62,000, respectively.

4.    DEBT

      In 1998, the Company borrowed $600,000 from a lending institution at an 8% interest rate. Principal and interest payments are due in monthly installments through July 2001. As of December 31, 1998, the outstanding obligation was $445,000.

      In 1998, the Company obtained a $175,000 letter of credit as a security deposit on office space leased. The letter of credit is collateralized by all assets of the Company.

      In 1998, the Company entered into a financing agreement with a preferred stockholder and lender for $2,500,000, due in April 2002 with interest at 11% per annum, and for an additional $5,000,000, due in August 2001 with interest at 14%. The Company granted this lender Series C preferred stock warrants to purchase 55,409 shares at $4.51 per share, and 72,324 shares of preferred stock at $4.42 per share. The estimated fair value allocated to the warrants of $304,000 is being accreted over the life of the financing agreements. As of December 31, 1998, the recorded obligation totaled $4,220,000 and $3,000,000 is available for future borrowing.

      Debt outstanding excluding capital lease obligations (Note 8) as of December 31, 1998 will be due in annual principal payments of $983,000, $1,876,000, $1,646,000 and $160,000 in 1999, 2000, 2001 and 2002,
      respectively.

5.    INCOME TAXES

      The Company's deferred income tax assets are comprised of the following (in thousands):

                                                                  1997       1998
Deferred tax assets:
Net operating loss carryforwards                                $ 1,368    $ 4,239
Reserves and accruals not currently deductible                       28        807
Research and development tax credit                                  40        135
Other                                                                23         28
                                                                -------    -------
Total gross deferred tax assets before valuation allowance        1,459      5,209
Valuation allowance                                              (1,452)    (4,945)
                                                                -------    -------
                                                                      7        264
Deferred tax liabilities:
Accrual to cash adjustments                                                   (264)
Other                                                                (7)
                                                                -------    -------
Total gross deferred liabilities                                     (7)      (264)
                                                                -------    -------
Net deferred tax assets                                         $     -    $     -
                                                                =======    =======

      The Company established 100% valuation allowance at December 31, 1996, 1997 and 1998 due to the uncertainty of realizing future tax benefits from its net operating loss carryforwards and other deferred tax assets.

      At December 31, 1998, the Company had net operating loss ("NOL") carryforwards of approximately $11,000,000 for federal and state income tax purposes. These carryforwards begin to expire in 2004 for state and 2011 for federal purposes. The Company also has available federal and state research and development tax credit carryforwards of $77,000 and $58,000, respectively, which had no expiration date as of December 31, 1998.

      Internal Revenue Code Section 382 and similar California rules place a limitation on the amount of taxable income which can be offset by NOL carryforwards after a change in control (generally greater than 50% change in ownership). Due to these provisions, utilization of the NOL and tax credit carryforwards may be limited.

6.    STOCKHOLDERS' EQUITY (DEFICIT)

      Common Stock Reserved For Future Issuance

      At December 31, 1998, the Company has reserved the following shares of common stock for issuance in connection with:

      Conversion of Series A preferred stock                             911,295
      Conversion of Series B preferred stock                           5,324,532
      Conversion of Series C preferred stock                             497,785
      Warrants issued and outstanding                                    386,237
      Options issued and outstanding                                   1,938,705
      Options available under stock option plans                         132,230
                                                                       ---------

      Total                                                            9,190,784
                                                                       =========

      Mandatorily Redeemable Preferred Stock

      In July 1997, the Company issued 611,295 shares of Series A redeemable convertible stock in exchange for all 1,000 shares of outstanding common stock. Additionally, in July 1997, 300,000 shares of Series A preferred stock were issued upon conversion of $300,000 of convertible notes. In July, August and December 1997, the Company issued 5,324,532 shares of Series B preferred stock for $1.33 per share. In December 1998, the Company issued 497,785 shares of Series C preferred stock for $9.04 per share.

      Significant terms of the Series A, B and C redeemable convertible preferred stock are as follows (see Note 9):

            o At the option of the holder, each share of preferred stock is convertible at any time into one share of common stock, subject to adjustment for certain dilutive issuances. As of December 31, 1998, no such adjustments had occurred. Shares automatically convert into common stock upon the earlier of
                  (a) completion of a public offering with aggregate proceeds greater than $15,000,000 at not less than $8.00 per share or
                  (b) upon the consent of more than 50% of the holders of the preferred stock, voting together as a single class.

            o Series A, B and C convertible preferred stock are entitled to annual noncumulative cash dividends of $0.08, $0.106 and $0.723 per share, respectively, when and if declared by the Board of Directors.

            o In the event of any liquidation of the Company (which includes the acquisition of the Company by another entity), the holders of Series B and Series C preferred stock have a liquidation preference over common stock and Series A preferred stock of $1.33 per share and $9.04 per share, respectively, plus all declared but unpaid dividends. After such payment, the holders of Series A preferred stock have a liquidation preference of $1.00 per share plus any declared but unpaid dividends. Upon payment of all preferred stock liquidation preferences, any remaining proceeds will be allocated to the common stockholders.

            o Any time after May 31, 2002, upon the vote of at least two-thirds of the then outstanding redeemable convertible preferred stock, the Company will be required to redeem all of the redeemable convertible preferred stock at the liquidation preference plus an amount equal to $0.08, $0.106 and $0.723 per share per year compounded annually for Series A, B and C, respectively, less any cash dividends paid. As a result, the Company has recorded an increase to the carrying values by the accretion of the mandatorily redeemable preferred stock of $206,000 in 1997 and $656,000 in 1998.

            o Holders of preferred stock have the same voting rights as the holders of common stock.

      Preferred Stock Warrants

      In 1997, in connection with certain loan arrangements, the Company issued five year warrants to purchase 33,834 shares of Series B preferred stock at $1.33 per share and 7,500 shares of Series A preferred stock at $1.00 per share to a bank. The warrants expire in 2002. The fair value of these warrants of $33,000 was recognized as interest expense in 1997.

      Also in 1997, in connection with a bridge loan arrangement, the Company issued a five year warrant to purchase 43,854 shares of Series B preferred stock at $1.33 per share. The warrant expires in 2002 or upon closing of an underwritten public offering. The fair value of these warrants of $36,000 was recognized as interest expense in 1997.

      As discussed in Note 4, in 1998, the Company granted a lender Series C preferred stock warrants to purchase 55,409 shares at $4.51 per share, and 72,324 shares at $4.42 per share. The warrants expire upon the earlier of five years from the grant date or two years from closing of an underwritten public offering. The fair value of the warrants of $304,000 is being accreted to interest expense over the life of the financing agreements.

      In 1998, in connection with certain bridge loan arrangements, the Company issued warrants to purchase 132,840 shares of Series C preferred stock at $9.04 per share to various lenders. The warrants expire in 2003 or upon closing of an underwritten public offering. The fair value of these warrants of $200,000 was recognized as interest expense in 1998.

      Notes Receivable from Stockholders

      In July 1997, the Company issued an aggregate of 2,275,011 shares of common stock to officers and members of the Board of Directors. In connection with such issuance, the Company's board members paid for the stock by issuing notes payable (secured by the shares of the Company's common stock purchased) to the Company. The secured note payable bears interest at 6.65% per annum with the entire principal balance of the note, together with all accrued and unpaid interest, due and payable on the earlier of (a) nine months after the closing of an initial public offering of the Company's common stock or (b) July 2002 or (c) termination of employment. The shares vest over a four year period. Any unvested shares purchased are subject to repurchase rights by the Company upon occurrence of certain events or conditions, such as employment termination, at the original purchase price. Of such shares, there were 1,990,635 and 997,500 shares subject to repurchase at December 31, 1997 and 1998, respectively.

      Additionally, in September 1998, two officers of the Company exercised options to purchase 357,000 shares with an exercise price of $1.25 by issuing notes payable (secured by the shares of the Company's common stock purchased). The secured note payable bear interest at 5.54% per annum with the entire principal balances of the notes, together with all accrued and unpaid interest, due and payable on the earlier of (a) nine months after the closing of an underwritten public offering, (b) September 2003 or (c) termination of employment.

      Stock Option Plans

      The Company's stock option plans (the "Plans") provide for the grant of up to 2,850,000 incentive or nonstatutory options to employees, directors and consultants of the Company at the fair market value of the common stock on the date of grant as determined by the Board of Directors. Options granted under the Plans generally vest ratably over periods of up to four years and expire ten years from the date of grant. The Plans also provide for early exercise of options prior to full vesting. Any unvested shares purchased are subject to repurchase rights by the Company upon occurrence of certain events or conditions, such as employment termination, at the original purchase price. There were 528,289 shares subject to repurchase at December 31, 1998.

      Options and Warrants Granted to Nonemployees

      In 1998, the Company granted options and warrants for common stock to nonemployees for services performed and to be performed through 2002. In connection with these awards, the Company recognized $178,000 in stock-based compensation expense related to such options which vested during 1998. At December 31, 1998, unvested options granted to nonemployees totaled 24,479 shares.

      Stock-Based Compensation

      During 1998, the Company issued common stock options at less than the fair value of its common stock. The fair value of the common stock, weighted based on options granted in 1998, was $2.75 per share. Accordingly, the Company recorded $2,929,000 as the value of such options in 1998. Stock-based compensation of $1,158,000 was amortized to expense in 1998 and at December 31, 1998, the Company had $1,771,000 in deferred stock compensation related to such options, which will be amortized to expense through 2002.

      During 1997, the Company issued common stock options at exercise prices equal to the fair value of its common stock. Accordingly, no stock-based compensation was recorded for that period.

      Stock Option Activity

      A summary of the Company's stock option activity follows (in thousands):

                                                                       Weighted
                                                                        Average
                                                       Outstanding      Exercise
                                                         Options         Price

      Balance, January 1, 1997
      Granted                                             497,125      $   0.11
      Exercised                                           (68,020)         0.10
      Canceled or expired                                 (27,605)         0.10
                                                        ---------

      Balance, December 31, 1997 (68,503 shares
        vested at a weighted average exercise
        price of $0.11)                                   401,500          0.11
      Granted                                           2,551,756          1.61
      Exercised                                          (686,076)         0.73
      Canceled or expired                                (328,475)         0.24
                                                        ---------

      Balance, December 31, 1998                        1,938,705      $   1.85
                                                        =========


      Available for grant at December 31, 1998            132,230
                                                        =========

      The following table summarizes information about currently outstanding and vested stock options at December 31, 1998:

                            Options Outstanding                      Options Vested
                 -------------------------------------------   --------------------------
                                Weighted
                                 Average        Weighted                     Weighted
   Range of       Number of     Remaining        Average       Number of      Average
Exercise Price     Shares   Contractual Life  Exercise Price     Shares    Exercise Price

$0.10 to $0.13     416,799        8.76           $ 0.12         333,348        $ 0.12
    1.25           866,500        9.46             1.25         176,135          1.25
    1.40           270,400        9.67             1.40          24,871          1.40
    1.48             4,506        9.67             1.48             250          1.48
    1.75           156,050        9.75             1.75           9,753          1.75
    8.00           224,450        9.92             8.00           4,676          8.00
                 ---------                       ------         -------        ------

                 1,938,705                       $ 1.85         549,033        $ 0.64
                 =========                       ======         =======        ======

      Additional Stock Plan Information

      As discussed in Note 1, the Company accounts for its stock-based awards to employees using the intrinsic value method in accordance with APB Opinion No. 25, "Accounting for Stock Issued to Employees," and its related interpretations.

      SFAS No. 123, "Accounting for Stock-Based Compensation," requires the disclosure of pro forma net income (loss) and earnings (loss) per share had the Company adopted the fair value method since the Company's inception. Under SFAS No. 123, the fair value of stock-based awards to employees is calculated through the use of option pricing models, even though such models were developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions, which significantly differ from the Company's stock option awards.

      The Company's calculations for employee grants were made using the minimum value option pricing model with the following weighted average assumptions:

                                                         Year Ended December 31,
                                                         -----------------------
                                                          1997              1998

      Dividend yield                                      None              None
      Risk free interest rate                             6.1%              5.2%
      Expected term, in years                             2.5               2.5

      The weighted average minimum value per option as of the date of grant for options granted during 1997 and 1998 was $0.02 and $1.31, respectively.

      If the computed minimum values of the Company's stock-based awards to employees had been amortized to expense over the vesting period of the awards as specified under SFAS No. 123, loss attributable to common stockholders and basic and diluted loss per share on a pro forma basis (as compared to such items as reported) would have been (in thousands):

                                                        Year Ended December 31,
                                                        -----------------------
                                                          1997           1998
      Loss attributable to common stockholders:
        As reported                                    $  (3,552)     $  (9,516)
        Pro forma                                      $  (3,555)     $  (9,640)

      Basic and diluted net loss per share:
        As reported                                    $   (6.03)     $   (7.26)
        Pro forma                                      $   (6.03)     $   (7.35)

7.    NET LOSS PER SHARE

      The following is a reconciliation of the denominators used in computing basic and diluted net loss per share.

                                                        Years Ended December 31,
                                                     1996       1997          1998
                                                   -------   ----------    ----------
Shares (denominator):
  Weighted average common shares outstanding       476,584    1,644,053     2,834,981
  Weighted average common shares outstanding
    subject to repurchase                                0   (1,054,562)   (1,524,202)
                                                   -------   ----------    ----------
Shares used in computation, basic and diluted      476,584      589,491     1,310,779
                                                   =======   ==========    ==========

      For the three years ended December 31, 1996, 1997 and 1998, the Company had securities outstanding which could potentially dilute basic earnings per share in the future, but were excluded in the computation of diluted net loss per share in the periods presented, as their effect would have been antidilutive. Such outstanding securities consist of the following at December 31, 1998: 6,733,612 shares of convertible preferred stock, warrants to purchase 345,761 shares of preferred stock, and options and warrants to purchase 1,979,181 shares of common stock. There were 1,990,635 and 1,525,789 shares subject to repurchase by the Company at December 31, 1997 and 1998, respectively.

8.    COMMITMENTS AND CONTINGENCIES

      Leases

      Future minimum net lease payments under noncancellable operating leases (with initial or remaining lease terms in excess of one year) and future minimum capital lease payments as of December 31, 1998 are as follows (in thousands):

                                                                         Capital    Operating
                                                                         Leases      Leases
      Year ending December 31:
         1999                                                            $   598    $   366
         2000                                                                561        369
         2001                                                                464        343
         2002                                                                 34        322
         2003                                                                           319
        Thereafter                                                                      346
                                                                         -------    -------

                 Total                                                     1,657    $ 2,065
                                                                                    =======

      Less amount representing interest                                     (126)
                                                                         -------

      Present value of net minimum capital lease payments                  1,531

      Less current installments of obligations under capital leases         (490)
                                                                         -------

      Obligations under capital leases, excluding current installment    $  1041
                                                                         =======

      Total rent expense under operating leases for the years ended 1996, 1997 and 1998 was $22,000, $127,000 and $400,000, respectively.

      Legal Matters

      In connection with the termination of employment of an officer, the Company foreclosed on 264,560 shares of the Company's common stock securing a promissory note from that officer. If that officer should elect to legally contest the number of shares issued to him, and if additional shares are ultimately issued, the Company could incur a charge equal to the fair market value of such shares. The ultimate outcome of this matter cannot be determined at this time.

      Additionally, the Company is involved in various other claims and legal actions. Management does not expect that the outcome of these other claims and actions will have a material effect on the Company's financial position or results of operations.

9.    SUBSEQUENT EVENTS

      In January 1999, the Company sold 1,496,347 shares of Series C preferred stock at $9.04 per share for proceeds of $13,527,000.

      On January 4, 1999, the Board of Directors adopted, subject to stockholder approval, the 1999 Stock Option Plan (the "1999 Stock Plan"). The 1999 Stock Plan will serve as the successor equity incentive program to the Company's existing 1997 Stock Option Plan. A total of 2,000,000 shares of common stock were initially reserved for issuance under the 1999 Stock Plan. On March 30, 1999, the Board of Directors adopted an amendment to the 1999 Stock Plan that increased the shares of common stock reserved for issuance to 3,500,000. The number of shares reserved will increase for each of the next five years by the lesser of 1,000,000 shares or 3% of the number of shares of common stock outstanding at the beginning of the year.

      On January 28, 1999, the Board of Directors adopted, subject to stockholder approval, the 1999 Directors' Stock Option Plan (the "Directors' Plan"). Under the Directors' Plan, each person who becomes a nonemployee director after the effective date of the Directors' Plan may be granted nonstatutory stock options. A total of 200,000 shares of common stock have initially been reserved for issuance under the Directors' Plan.

      On January 28, 1999, the Board of Directors approved, subject to stockholder approval, the reincorporation of the Company in the State of Delaware and the associated exchange of one share of common stock or preferred stock of the Company for every share of common stock or preferred stock, as the case may be, of the Company's California predecessor. Such reincorporation and stock exchange will become effective prior to the effective date of the initial public offering contemplated by the Company.

      Additionally, on January 28, 1999, the Board of Directors adopted, subject to stockholder approval, the 1999 Employee Stock Purchase Plan (the "Purchase Plan"). Under the Purchase Plan, eligible employees are allowed to have salary withholdings of up to 10% of their base compensation to purchase shares of common stock at a price equal to 85% of the lower of the market value of the stock at the beginning or end of defined purchase periods. The initial purchase period commences upon the effective date for the initial public offering of the Company's common stock. The Company has initially reserved 350,000 shares of common stock for issuance under this plan, and the number of shares reserved will increase for each of the next five years by the lesser of 75,000 shares or 0.5% of the shares of common stock outstanding at the beginning of the year.

      On May 4, 1999, Flycast completed an initial public offering of 3,000,000 shares of the Flycast's common stock. In addition, on June 4, 1999, the Company sold an additional 200,000 shares under the underwriters' overallotment option. Total net proceeds were $74.4 million. Upon the closing of the initial public offering, Flycast's mandatorily redeemable preferred stock converted into 6.9 million shares of common stock.

      On August 30, 1999, Flycast completed a merger with InterStep, Inc., a Massachusetts corporation which commenced operations in 1995. InterStep provides publishers with e-mail content management, list management and distribution services on an outsourced basis. In the transaction, Flycast issued 480,337 shares of common stock to InterStep's stockholders, of which 47,558 shares are held by an escrow agent to serve as security for the indemnity provided by stockholders of InterStep. The Company also assumed all outstanding InterStep common stock options, which were converted to options to purchase approximately 10,012 shares of the Company's common stock. No adjustments were required to conform accounting policies of the entities. There were no significant intercompany transactions requiring elimination for any periods presented.

      The above transaction has been accounted for as a pooling of interests and, accordingly, the supplemental consolidated financial statements of the Company for all periods presented have been restated to include the accounts of InterStep.

      Revenue and net income (loss) of the separate companies for the periods preceding the acquisition were as follows (in thousands):

                                                                          Net
                                                                         Income
                                                         Revenue         (Loss)
      Fiscal year ended December 31, 1998
        Flycast                                          $ 8,029        $(9,306)
        InterStep                                          1,253            446
                                                         -------        -------
        Combined                                         $ 9,282        $(8,860)
                                                         =======        =======

      Fiscal year ended December 31, 1997
        Flycast                                          $   630        $(3,417)
        InterStep                                            304             71
                                                         -------        -------
        Combined                                         $   934        $(3,346)
                                                         =======        =======

      Fiscal year ended December 31, 1996
        Flycast                                          $    --        $  (445)
        InterStep                                            123             50
                                                         -------        -------
        Combined                                         $   123        $  (395)
                                                         =======        =======

      On September 30, 1999, the Company announced that a definitive agreement was entered into to be acquired by CMGI, Inc. ("CMGI") in a stock-for-stock merger. Under the terms of the agreement, CMGI will issue .4738 CMGI shares for every Flycast share held on the closing date of the transaction. Closing of the merger is subject to customary conditions, including formal approval by the Company's shareholders. In connection with the merger, the Company also entered into a Stock Option Agreement dated as of September 29, 1999, whereby the Company granted CMGI an option to purchase up to 19.9% of the outstanding shares of the Company common stock, which option may be exercised in the event that the Merger Agreement is terminated under certain circumstances. Related to the acquisition, the Company incurred $1,350,000 in financial advisory services expenses in the quarter ended September 30, 1999.

                                     * * * *